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Exhibit 3.6

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG LIBERTY MINING, LP", CHANGING ITS NAME FROM "RAG LIBERTY MINING, LP" TO "COAL GAS RECOVERY, LP", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2002, AT 4:30 O'CLOCK P.M.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3450208 8100		AUTHENTICATION:	2064087
020668967		DATE:	10-31-02

1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 10/29/2002 020668967 - 3450208

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
RAG LIBERTY MINING, LP

        The undersigned, desiring to amend the Certificate of Limited Partnership of RAG Liberty Mining, LP, pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the Limited Partnership Is RAG Liberty Mining, LP.

        SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

  1.
  The name of the Partnership Is Coal Gas Recovery, LP

        IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 24th day of October, 2002.

Pennsylvania Services Corporation, General Partner
By	/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary

State of Delaware

Office of the Secretary of State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "RAG LIBERTY MINING, LP", FILED IN THIS OFFICE THE SEVENTEENTH DAY OF DECEMBER, A.D. 2001, AT 5 O'CLOCK P.M.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3450208 8100		AUTHENTICATION:	1512196
010649584		DATE:	12-18-01

1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 12/17/2001 010649584 - 3450208

CERTIFICATE OF
LIMITED PARTNERSHIP
OF
RAG LIBERTY MINING, UP

        This Certificate of Limited Partnership of RAG Liberty Mining, LP (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended.

  1.
  The name of the Partnership is RAG Liberty Mining, LP.

  2.
  The address of the registered office of the Partnership in Delaware is 1209 Orange Street, Wilmington, DE 19801. The Partnership's registered agent at that address is "The Corporation Trust Company."

  3.
  The name and business address of the sole general partner is:

    Pennsylvania Services Corporation
    158 Portal Road
    Waynesburg, PA 15370

        IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 17th day of December, 2001.

Pennsylvania Services Corporation, General Partner
By:	/s/ SHARON J. FETHERHUFF
	Name:	Sharon J. Fetherhuff
	Title:	Assistant Secretary

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Exhibit 3.6